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                                                                   EXHIBIT 23.03

                  CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

We consent to the use of our report included herein dated December 20, 1999, relating to the consolidated balance sheets of Proamics Corporation and subsidiaries as of December 31, 1998 and September 30, 1999, and the relative consolidated statements of operations, shareholders' deficit and cash flows for each of the years in the two-year period ended December 31, 1998 and for the nine months ended September 30, 1999. We also consent to the reference of our firm under the heading "Experts."

/s/ KPMG LLP
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Chicago, Illinois
January 31, 2000